Exhibit 10.21

AMENDMENT NO. 1 TO CHAIRMAN AGREEMENT

THIS AMENDMENT NO. 1 TO CHAIRMAN AGREEMENT (this “Amendment”) is made to be effective as of September 1, 2019, by and between SQL Technologies Corp., a Florida corporation (the “Company”), and Rani Kohen (the “Chairman’’). This Amendment amends that certain Chairman Agreement between the parties, dated September 1, 2019, a copy of which is attached hereto as Exhibit A (the “Agreement’’), to include the additional terms set forth herein. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the parties agree as follows:

1. Amendments to the Agreement.

(A) The Agreement was made by the parties to supersede and replace the Chairman Agreement between the Company and the Chairman dated September 1, 2016 (the “Prior Agreement”), as stated in the preamble to the Agreement. However, the preamble omits the year of the Prior Agreement and does not qualify certain terms from the Prior Agreement that the parties intended to remain in-force. The preamble to the Agreement is hereby deleted in its entirety and replaced with the following:

“The terms contained in this Chairman Agreement (this “Chairman Agreement”) supersede and replace the terms contained in the Chairman Agreement dated September 1, 2016 (the “Prior Agreement”), by and between SQL Technologies Corp. (together with its subsidiaries and predecessor companies hereinafter referred to as the “Company”) and Rani Kohen (hereinafter referred to as the “Chairman”). Notwithstanding the foregoing, the parties intend for Section 3(d) of the Prior Agreement to remain in effect through the term of the Agreement, which is hereby reproduced (modified for integration) as Section 3(f) of this Chairman Agreement.”

(B) Section 3 of the Agreement is hereby amended to include a new Section 3(f), as follows:

“f) Pursuant to the Prior Agreement, in addition to Section 3(e) above, the Company will grant to Chairman Bonus Options to purchase 500,000 shares of the Company’s common stock at $3.00 per share upon the Company achieving each of the following market capitalizations: $300,000,000; $500,000,000; $750,000,000; and Bonus Options to purchase 500,000 shares of the Company’s common stock at $4.00 per share upon the Company achieving each of the following market capitalizations: $1,000,000,000; $1,500,000,000; $2,000,000,000; and Bonus Options to purchase 500,000 shares of the Company’s common stock at $5.00 per share upon the Company achieving each of the following market capitalizations: $2,500,000,000 and $3,000,000,000.”

2. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. This Amendment constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein. This Amendment is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State. This Amendment may be executed in any number of counterparts and by electronic transmission or facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

AMENDMENT NO. 1 TO CHAIRMAN AGREEMENT	Page 1 of 2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:		CHAIRMAN:

SQL TECHNOLOGIES CORP.		RANI KOHEN

By:	/s/ John P. Campi	By:	/s/ Rani Kohen
Name:	John P. Campi
Title:	CEO

AMENDMENT NO. 1 TO CHAIRMAN AGREEMENT	Page 2 of 2